KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL
TITANIUM DIOXIDE PRODUCTS SOLD IN NORTH AMERICA

CRANBURY, NEW JERSEY –May 5, 2010 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide products sold in North America.

Effective June 1, 2010, as contracts permit, prices for all Kronos® titanium dioxide products sold in North America will be increased by US$0.08 per pound.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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